Structured Asset Trust Unit Repackagings (Saturns)
Corporate Bond TRACERS Units
CBT Series 2003-1 Units Trust
CUSIP NO.
12496DAA5
Distribution Date January 25, 2013
U.S. Bank National Association, as Trustee for the Trust, hereby gives notice with respect to the Distribution Date as follows:
The amount of the distribution payable to the Certificateholders on the Distribution Date allocable to principal and premium, if any, and interest, is as set forth below:
Beginning
Principal Amount
Principal Payment
Ending Principal
Amount
Fixed Rate Accrual Days Day Count
Fixed Interest
Amount Due
Aggregate
Interest Due
and Unpaid
Total Distribution
Payment
Amount
Total
Distribution
$10,000,000.00 $3,000,000.00 $7,000,000.00 4.71300% 30 30/360 $39,275.00 $0.00 $3,039,275.00 $39,275.00 $3,039,275.00
Additional Information
39,800.00 $
102,625.00 $
416.67 $
108.33 $
CUSIP Moody's S & P Moody's Date S & P Date
12496DAA5 A3 A- Baa2 20-Sep-12 BBB- 5-Mar-10
Underlying Security Moody's S&P
Maturity Date
CUSIP No.
Moody's S&P
Interest Rate
Beginning
Principal
Balance
INT Payment
Received
PRI Payment
Received
Ending Principal
Balance
Bank of America Corporation 4.875% Senior Notes due 2013 Aa2 A+ January 15, 2013 060505AX2 WR NR 4.8750% 1,000,000.00 $24,375.00 $1,000,000.00 -
Bank One Corporation 5.25% Subordinated Notes due 2013
A1
A- January 30, 2013 06423AAS2 A3 A- 5.2500% 1,000,000.00 1,000,000.00
Boeing Capital Corporation 5.80% Senior Notes due 2013
A3
A January 15, 2013 097014AH7 WR NR 5.8000% 1,000,000.00 $29,000.00 $1,000,000.00 -
General Electric Company 5% Notes due 2013
Aaa
AAA February 1, 2013 369604AY9 Aa3 AA+ 5.0000% 1,000,000.00 1,000,000.00
The Goldman Sachs Group, Inc. 4.750% Notes due 2013
Aa3 A+ July 15, 2013 38141GDK7 A3 A- 0.7500% 1,000,000.00 $23,750.00 1,000,000.00
John Deere Capital Corporation 5.10% Global Debentures due January 15, 2013
A3
A- January 15, 2013 244217BK0 WR NR 5.1000% 1,000,000.00 $25,500.00 $1,000,000.00 -
Johnson & Johnson 3.80% Debentures due May 15, 2013
Aaa
AAA May 15, 2013 478160AM6 Aaa AAA 3.8000% 1,000,000.00 1,000,000.00
Marsh and McLennan Companies, Inc. 4.850% Senior Notes due 2013
A2 AA- February 15, 2013 571748AJ1 Baa2 BBB 4.8500% 1,000,000.00 1,000,000.00
Merck & Co., Inc. 4.375% Notes due 2013
Aaa
AAA February 15, 2013 589331AH0 Aa3 AA 4.3750% 1,000,000.00 1,000,000.00
Wal-Mart Stores, Inc. 4.55% Notes Due 2013
Aa2
AA May 1, 2013 931142BT9 Aa2 AA 4.5500% 1,000,000.00 1,000,000.00
10,000,000.00
TOTAL
COLLECTED
$102,625.00 $3,000,000.00 7,000,000.00
*The Trustee shall not be held responsible for the selection or use of the CUSIP number nor is any representation made as to its correctness.
It is included for the convenience of the Holders.
Current Ratings
Original Ratings Current Ratings
To the Holders of:
Swap Counterparty Payment Amount Due to Trustee
Trustee Payment Due to Swap Counterparty
Trustee Fees
Expense Account Deposit
Original Ratings